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                                                                    EXHIBIT 8.1

                FORM OF OPINION OF GRAY CARY WARE FREIDENRICH,
                          A PROFESSIONAL CORPORATION

                              [GCW&F LETTERHEAD]

                                March   , 1997

Ascend Communications, Inc.
1700 Harbor Bay Parkway
Alameda, CA 94502

Dear Ladies and Gentlemen:

  This opinion is being delivered to you in connection with the filing of a registration statement on Form S-4 of a Prospectus/Consent Solicitation Statement and pursuant to Section 7.1(e) of the Agreement and Plan of Merger dated February 14, 1997 (the "Merger Agreement") among Ascend Communications, Inc., a Delaware corporation ("Ascend"), Ascend Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Ascend ("Sub") and Whitetree, Inc., a California corporation ("Whitetree"). Pursuant to the Merger Agreement, Sub will merge with and into Whitetree (the "Merger"), and Whitetree will become a wholly-owned subsidiary of Ascend.

  Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

  We have acted as legal counsel to Ascend and Sub in connection with the preparation and execution of the Merger Agreement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Merger Agreement; (2) representations and warranties made to us by Whitetree, Ascend and Sub (the "Officers' Certificates"); (3) representations and warranties of certain shareholders of Whitetree in "Continuity of Interest Certificates"; (4) the registration statement on Form S-4 of a Prospectus/Consent Solicitation Statement of Ascend and Whitetree (the "Registration Statement"); (5) an opinion of counsel, received by Whitetree from Wilson Sonsini Goodrich & Rosati, Professional Corporation, substantially identical in substance to this opinion (the "WSGR Tax Opinion"); and (6) such other instruments and documents related to the formation, organization and operation of Whitetree and Ascend or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

  In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

    1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

    2. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

    3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us (including, but not limited to the Officers' Certificates) are true and correct as of the date hereof, at the effective date of the Registration Statement and at the Effective Time, and no actions have been (or will be) taken which are inconsistent with such statements, descriptions and representations;
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    4. The Merger will be consummated in accordance with the Merger Agreement
  (and without any waiver, breach or amendment of any of the provisions thereof), will be effective under the applicable state law, and will be reported by Ascend and Whitetree on their respective federal income tax returns in a manner consistent with the opinion set forth below;

    5. The shareholders of Whitetree do not, and will not on or before the Effective Time, have an existing plan or intent to dispose of an amount of Ascend Common Stock to be received in the Merger (or to dispose of Whitetree Capital Stock in anticipation of the Merger) such that the shareholders of Whitetree will not receive and retain a meaningful continuing equity ownership in Ascend that is sufficient to satisfy the continuity of interest requirement as specified in Treasury Regulations
  Section 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and judicial decisions; and

    6. The WSGR Tax Opinion has been delivered and not withdrawn.

  Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code. In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

  This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

  This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code. No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any foreign, federal, state, or local tax law.

  No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

  This opinion has been delivered to you only for the purposes stated. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          Gray Cary Ware & Freidenrich
                                          A Professional Corporation

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